Exhibit 5.1


                         ARTER & HADDEN
                  1717 MAIN STREET, SUITE 4100
                       DALLAS, TEXAS 75201
                         (214) 761-2100
                   (214) 741-7139 - Facsimile


                        February 21, 1997


U.S. Long Distance Corp.
9311 San Pedro, Suite 100
San Antonio, Texas  78216

     Re:  U.S. Long Distance Corp. - Registration Statement on Form
          S-8

Gentlemen:

     We have acted as counsel to U.S. Long Distance Corp., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about February 21, 1997, under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 117,500 shares of the $0.01 par value common stock (the "Common Stock") of the Company that will be issued upon the exercise of stock options (collectively, the "Options") granted pursuant to certain Stock Option Agreements ("Compensation Contracts") between the Company and certain directors, consultants and advisors of the Company.

     You have requested the opinion of this firm with respect to certain legal aspects of the Registration Statement. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Restated Certificate of Incorporation and the Bylaws, both as amended, of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the authorization and approval by the Board of Directors of the Compensation Contracts, the granting of the Options pursuant to the Compensation Contracts, the issuance of shares of Common Stock in accordance with the Compensation Contracts and certain related matters; (3) the Registration Statement and exhibits thereto; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Restated Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers and directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that, assuming (i) the outstanding Options were duly granted in accordance with the Compensation Contracts, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options granted pursuant to the Compensation Contracts and (iii) the consideration for the shares of Common Stock issuable upon the exercise of such Options is actually received by the Company as provided in the Compensation Contracts and the particular Option and such consideration exceeds the par value of such shares, then the shares of Common Stock issued pursuant to the exercise of the Options granted under and in accordance with the terms of the Compensation Contracts will be duly and validly issued, fully paid and nonassessable.

     We bring to your attention the fact that our legal opinions are an expression of professional judgment and not guaranties of result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or opinions set forth herein.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date hereof; however, we are not members of the Bar of the State of Delaware and our knowledge of its General Corporation Law is derived from a reading of the most recent compilation of that statute available to us without consideration of any judicial or administrative interpretations thereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   /s/ Arter & Hadden

                                   ARTER & HADDEN